UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2022

Talkspace, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39314	84-4636604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address Not Applicable	Address Not Applicable
(Address of principal executive offices)	(Zip Code)

(212) 284-7206
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TALK	Nasdaq Global Select Market
Warrants to purchase common stock	TALKW	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 17, 2022, Samara Braunstein provided notice to the board of directors of Talkspace, Inc. (the “Company”) that she will be departing from her role as Chief Marketing Officer of the Company, effective immediately. Ms. Braunstein will transition to a non-executive role of Strategic Marketing Advisor and continue her employment with the Company through January 1, 2023, to assist the Company with the orderly transition of her duties. As a non-executive employee, Ms. Braunstein will continue to receive her same salary and benefits through the end of the transition period.

ITEM 8.01	OTHER EVENTS

Effective as of October 17, 2022, the Board appointed Katelyn Watson as Chief Marketing Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talkspace, Inc.

Date:	October 21, 2022	By:	/s/ Jennifer Fulk
Chief Financial Officer